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                             FORM N-6, ITEM 26(n)(2)
                          CONSENT OF INDENDENT AUDITORS
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-6 for AUL American Individual Variable Life Unit Trust of our report dated April 10, 2009 relating to the financial statements and financial highlights of AUL American Individual Variable Life Unit Trust and our report dated March 17, 2009 relating to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
April 14, 2009